FIRST LEASE MODIFICATION AGREEMENT

THIS FIRST LEASE MODIFICATION AGREEMENT (this "Agreement") is made and entered into as of the Effective Date (as defined below), by and between COLUMBIA TECH CENTER, L.L.C., a Washington limited liability company ("Landlord"), and NAUTILUS, INC., a Washington corporation ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Lease dated as of July 25, 2011 as modified by letter agreement dated August 10, 2012, collectively, (the "Lease") for certain premises consisting of approximately 51,833 square feet of office space located in Building 651 of Columbia Tech Center at the address commonly known as 17750 SE 6th Way, Vancouver, Washington 98683, which premises are more particularly described in the Lease and defined therein as the "Premises."

B. Contemporaneously with execution and delivery of this Agreement, Landlord and Tenant are entering into a new lease (the "New Lease") for approximately 25,749 square feet of office and warehouse space located in the building to be built within the Park at the address to be commonly known as 17711 SE 6th Way, Vancouver, Washington 98683 (the "New Premises").

C. Landlord and Tenant desire to extend the Lease Term of the Lease to be coterminous with the New Lease.

D. Accordingly, Landlord and Tenant desire to modify the Lease as more particularly set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and of the mutual agreement of the parties hereto to the terms and conditions hereinafter contained, Landlord and Tenant agree as follows:

1. Effective Date; Incorporation; Capitalized Terms.

Notwithstanding any provisions to the contrary contained herein, the provisions of this Agreement shall be effective on that date as of which both Landlord and Tenant have executed this Agreement as shown next to the respective signatures below (the "Effective Date"). The provisions of the Recitals set forth above are hereby incorporated into the body of this Agreement. Capitalized terms used in this Agreement and not defined shall be deemed to have the same meaning ascribed to them in the Lease.

2. Lease Term.

On the commencement date of the New Lease, which is estimated to be May 1, 2015 (the "New Lease Commencement Date"), the Lease Term is hereby extended to the last day of the one hundred twenty second (122nd) full calendar month following the New Lease Commencement Date, which date is estimated to be June 30, 2025, on the same terms and conditions as the Lease, as modified by this Agreement. The foregoing extension results in an approximately seventy (70) month extension of the Lease Term. If the actual New Lease Commencement Date is different than May 1, 2015, Landlord and Tenant shall confirm in writing the actual expiration date of the extended Lease Term and the dates for the monthly Base Rent schedule set forth in Section 3 below.

3. Base Rent.

Subject to Section 2 above, Base Rent during the approximately seventy (70) month extension period shall be according to the following schedule:

Period of Time	Monthly Base Rent
September 1, 2019 through August 31, 2020:	$84,962.93
September 1, 2020 through August 31, 2021:	$87,511.81
September 1, 2021 through August 31, 2022:	$90,137.17
September 1, 2022 through August 31, 2023:	$92,841.28
September 1, 2023 through August 31, 2024:	$95,626.52
September 1, 2024 through June 30, 2025:	$98,495.32

4. Contingencies.

This Agreement is contingent upon full execution and delivery of the New Lease by both Landlord and Tenant, in form acceptable to Landlord in its sole discretion.

5. Option to Renew.

Tenant shall continue to have the right to renew the Lease Term for one (1) period of sixty (60) months pursuant to Paragraph 26.2 of the Lease.

6. Real Estate Brokers; Finders.

Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Agreement in any manner. Each party shall indemnify, defend, protect and hold the other party harmless for, from against and regarding all claims, costs, demands, actions, liabilities, losses and expenses (including the reasonable attorneys' fees of counsel chosen by the other party) arising out of or resulting from any claims that may be asserted against such other party by any broker, finder or other person with whom the party bearing the indemnity obligation has or purportedly has dealt. Each party's respective obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of the Lease.

7. Warranty of Authority.

The person(s) executing this Agreement on behalf of Tenant warrant(s) to Landlord that Tenant is a valid and existing corporation or other relevant entity, that Tenant has all right and authority to enter into this Agreement, and that each and every person signing on behalf of Tenant is authorized to do so. The person executing this Agreement on behalf of Landlord warrants to Tenant that Landlord is a valid and existing corporation or other relevant entity, that Landlord has all right and authority to enter into this Agreement, and that the person signing on behalf of Landlord is authorized to do so.

8. Ratification.

Except as otherwise modified by this Agreement, the Lease is hereby ratified and affirmed and remains in full force and effect.

9. Counterparts; Delivery by Facsimile or Electronic Mail.

This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile or by electronic mail in pdf format and such signatures shall be binding upon the party delivering the same as if they were originals, with an executed original hard copy to follow by overnight courier or U.S. Mail at the request of any party hereto.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the Effective Date.

LANDLORD:

COLUMBIA TECH CENTER, L.L.C.,
a Washington limited liability company

By: Pacific Realty Associates, L.P.,
a Delaware limited partnership,
its member

By: PacTrust Realty, Inc.,
a Delaware corporation
its general partner

Date: June 19, 2014 By [signature]
Andrew R. Jones, Vice President

TENANT:

NAUTILUS, INC.,
a Washington corporation

Date: June 19, 2014 By [signature]
W. Mcmullen
(typed or printed name)
Its COO

[acknowledgements on following page]

(Acknowledgment by Columbia Tech Center, L.L.C.)

STATE OF OREGON)
) ss.
County of Washington)

On this 19 day of June, 2014, before me, the undersigned Notary Public in and for said State, personally appeared Andrew R. Jones, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the Vice President of PacTrust Realty, Inc., the general partner of Pacific Realty Associates, L.P. (the "Partnership"), said Partnership being a member of Columbia Tech Center, L.L.C., and that he executed the within instrument and acknowledged to me that such corporation executed the within instrument as the general partner of the Partnership pursuant to its Bylaws or a resolution of its board of directors.

MARIA O GARNANT
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
JANUARY 01, 2015

WITNESS my hand and official seal.

Maria O. Garnant

Notary Public in and for said County and State
My Commission Expires: January 1, 2015

(Acknowledgment by Nautilus, Inc.)

STATE OF Washington)
) ss.
County of Clark)

On this 19 day of June, 2014, before me, personally appeared William McMahon and ______ to me known to be the COO of Nautilus, Inc., a Washington corporation, the company that executed the foregoing instrument, and acknowledged the said instrument to be free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said company.

CATHERINE S KUEHN
Commission Expires
NOTARY
PUBLIC
11-08-2015
STATE OF WASHINGTON

WITNESS my hand and official seal.

Catherine S Kuehn

Notary Public in and for said County and State
My Commission Expires: November 8, 2015